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RENT-WAY, INC.                                                   FORM 10-QSB
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EXHIBIT 11

Computation of Net Income Per Common Share
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
                                                         FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                                  MARCH 31                      MARCH 31
                                                              1996        1995              1996         1995
                                                              ----        ----              ----         ----
                                                                 (UNAUDITED)                   (UNAUDITED)
PRIMARY

Net income                                                $  589,049    $  224,523       $1,129,072    $  380,175
Less preferred stock dividend requirements                   (39,426)            0          (90,108)            0
                                                          ----------    ----------       ----------    ----------
     Net income for primary earnings per common share     $  549,623    $  224,523       $1,038,964    $  380,175

Weighted average number of common shares
 outstanding during the period                             4,307,902     3,774,108        4,246,322     3,765,996

Add - common equivalent shares (determined
 using the "treasury stock" method) representing
 shares issuable upon exercise of stock options
 stock warrants and escrowed shares                          560,729       361,109          606,227       331,770
                                                          ----------    ----------       ----------    ----------

Weighted average number of shares used in
 calculation of primary income per share                   4,868,325     4,135,217        4,852,220     4,097,766
                                                          ==========    ==========       ==========    ==========

Primary income per common share                           $     0.11    $     0.05       $     0.21    $     0.09
                                                          ==========    ==========       ==========    ==========

FULLY DILUTED

Net income                                                $  549,623    $  224,523       $1,038,964    $  380,175
                                                          ==========    ==========       ==========    ==========

Weighted average number of common shares
 outstanding during the period                             4,307,902     3,774,108        4,246,322     3,765,996

Add - incremental shares representing:
 Shares issuable upon exercise of stock options,
   stock warrants and escrowed shares included in
   primary calculation above                                 560,729       361,109          606,227       331,770
 Shares issuable upon exercise of stock options,
   stock warrants and escrowed shares based on
   year end market prices                                    136,109         8,868           90,611        38,207
                                                          ----------    ----------       ----------    ----------

Weighted average number of shares used in
   calculation of fully diluted income
   per share                                               5,004,273     4,144,085        4,942,690     4,135,973
                                                          ==========    ==========       ==========    ==========
Fully diluted income per common share                     $     0.11    $     0.05       $     0.21    $     0.09
                                                          ==========    ==========       ==========    ==========

Note: Share amounts for the three and six months ended March 31, 1995 have been restated to reflect a three-for-two stock split in the form of a 50% stock dividend to shareholders of record on August 4, 1995 and the shares released from escrow related to the D.A.M.S.L. Corp. acquisition.

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